Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2012 (August 6, 2012 as to the presentation of a separate consolidated statement of comprehensive (loss) income for 2011), relating to the consolidated financial statements of Interline Brands, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Jacksonville, FL
March 7, 2014